UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 28, 2009

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 10, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Infinera Corporation (“Infinera” or the “Company”) approved the Fiscal Year 2009 Bonus Plan (the “Bonus Plan”) to establish the target bonus amounts and payout criteria for all eligible employees of the Company at the director and vice president level, including the Company’s named executive officers.

The Bonus Plan is based on achievement against the following performance metrics: financial goals consisting of revenue, operating income and relative market share and certain operational goals. The Bonus Plan places a 50% weighting on the financial goals and 50% weighting on the operational goals and establishes minimum thresholds for any bonus payout to occur. The Bonus Plan measures performance against the metrics over both the first and second half of 2009. The Bonus Plan provides no cap on the financial goals performance metric and sets a 2x cap on the operational goals performance metric. The goals for the Bonus Plan were set up so that they could be reset for the second half of 2009 by the Committee. On July 28, 2009, the Committee agreed to revised goals for the second half of 2009. These revised goals include updated financial and operational goals for the second half of 2009. In addition, the Committee retains discretion to increase, reduce or eliminate the bonus that otherwise would be payable under the Bonus Plan based on actual performance and other factors determined by the Committee.

Item 8.01	Other Events.

On July 29, 2009, we were informed by Level 3 Communications (“Level 3”) that they intend to use another DWDM vendor in their network. We believe that this vendor will be given a significant portion of Level 3’s new network deployments commencing in the first half of 2010. Level 3 has informed us that they intend to continue to purchase products and services from us, including equipment to fill the capacity on their existing Infinera DTN systems. We believe that the introduction of another vendor will impact the revenue we will receive from Level 3 beginning in the first half of 2010.

Level 3 represented approximately 25 percent of Infinera’s revenue in the first six months of fiscal 2009. Level 3 represented 24 percent of adjusted GAAP revenue in 2008, 35 percent of invoiced shipments in 2007 and 52 percent of invoiced shipments in 2006. As of June 27, 2009, Infinera had 62 customers worldwide, including three of the world’s top five telecommunications service providers.

Forward-Looking Statements Disclaimer

The disclosure contained in this Item 8.01 contains forward-looking statements concerning expected future purchases by Level 3 and the impact of Level 3 using an additional vendor on our revenue. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the statements included in this Item 8.01 disclosure include, but are not limited to, decisions by Level 3 on the level of purchases from Infinera. Further information on potential factors that could affect the Company’s future financial results are included in the Company’s Annual Report on Form 10-K for the year ended December 27, 2008, subsequently filed Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). Such forward-looking statements speak only as of the date of this report. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: July 31, 2009	By:	/s/ Michael O. McCarthy III
Michael O. McCarthy III Chief Legal Officer